Exhibit 99.1

Avalanche Biotechnologies to Present at the NewsMakers in the Biotech Industry Conference

MENLO PARK, Calif., Sept. 19, 2014 (GLOBE NEWSWIRE) — Avalanche Biotechnologies, Inc. (Nasdaq: AAVL), a clinical-stage biotechnology company focused on discovering and developing novel gene therapies to transform the lives of patients with sight-threatening ophthalmic diseases, today announced that Thomas W. Chalberg, Jr., Ph.D., Founder and Chief Executive Officer, will present at the 21st Annual NewsMakers in the Biotech Industry conference on Friday, September 26, 2014 at 10:30 AM (EDT) in New York, NY.

A live webcast of the presentation will be accessible under “Events & Presentations” in the Investors section of Avalanche’s website. Avalanche will maintain an archived replay of the webcast on its website for two weeks after the conference.

About Avalanche Biotechnologies, Inc.

Avalanche is a clinical-stage biotechnology company focused on discovering and developing novel gene therapies to transform the lives of patients with sight-threatening ophthalmic diseases. Avalanche’s lead product, AVA-101, is currently under development in a Phase 2a trial for wet AMD. Avalanche’s Ocular BioFactory™ platform technology is a proprietary adeno-associated virus (AAV)-based gene therapy discovery and development technology optimized for ophthalmology that utilizes a directed evolution approach to generate novel drug candidates. For more information please visit www.avalanchebiotech.com.

Investor Contact:

Chris Erdman

MacDougall Biomedical Communications

(781) 235-3060

Media Contact:

Kathy Vincent

(310) 403-8951